UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2023, Methode Electronics, Inc. (“Methode”) and Kevin M. Martin, Vice President North America, entered into a Change in Control Agreement (the “Agreement”). Pursuant to the Agreement, if within two years of a Change in Control (as defined in the Agreement), or during a period pending a Change in Control, Methode terminates Mr. Martin’s employment without Good Cause (as defined in the Agreement) or Mr. Martin voluntarily terminates his employment for Good Reason (as defined in the Agreement), Mr. Martin is entitled to the following: (i) a lump sum payment in an amount equal to his base salary; (ii) a lump sum payment equal to his target annual bonus amount for the fiscal year in which the termination occurs; and (iii) continued participation in Methode’s welfare benefit plans for up to one year. If Mr. Martin’s target annual bonus amount has not been determined as of the termination date, the calculation will be based on his target annual bonus amount for the previous fiscal year.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1	Change in Control Agreement between Methode Electronics, Inc. and Kevin M. Martin dated as of March 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	March 29, 2023	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas Chief Financial Officer